GUARANTY BANCSHARES, INC.

100 West Arkansas
Mount Pleasant, Texas 75455

NOTICE OF 2005 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON TUESDAY, APRIL 19, 2005

Shareholders of Guaranty Bancshares, Inc.:

          The 2005 Annual Meeting of Shareholders (the “Meeting”) of Guaranty Bancshares, Inc. (the “Company”) will be held at 100 West Arkansas, Mount Pleasant, Texas, on Tuesday, April 19, 2005, beginning at 2:00 p.m. (local time), for the following purposes:

1.

To elect one director of Class I to serve on the Board of Directors of the Company until the Company’s 2007 Annual Meeting of Shareholders and to elect four directors of Class II to serve on the Board of Directors of the Company until the Company’s 2008 Annual Meeting of Shareholders and each until their successors are duly elected and qualified;

2.	To consider and act upon a proposal to ratify the appointment of McGladrey & Pullen, LLP as the independent auditors of the books and accounts of the Company for the year ending December 31, 2005; and

3 .	To transact such other business as may properly be presented at the Meeting or any adjournment thereof.

          The close of business on February 18, 2005 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting or at any adjournments thereof.  A list of shareholders entitled to vote at the Meeting will be available for inspection by any shareholder at the offices of the Company during ordinary business hours for a period of at least ten days prior to the Meeting.

          You are cordially invited and urged to attend the Meeting.  Regardless of whether you plan to attend the Meeting, you are urged to sign and date the enclosed proxy and return it promptly in the enclosed envelope.  If you attend the Meeting, you may vote in person, regardless of whether you have given your proxy.  Your proxy may be revoked at any time before it is voted.

By order of the Board of Directors,

Arthur B. Scharlach, Jr.
Chairman of the Board & CEO

Mount Pleasant, Texas
March 14, 2005

YOUR VOTE IS IMPORTANT.

          To ensure your representation at the Meeting, you are urged to complete, date, and sign the enclosed proxy and return it in the accompanying envelope at your earliest convenience, regardless of whether you plan to attend the Meeting.  No additional postage is necessary if the proxy is mailed in the United States.  The proxy is revocable at any time before it is voted at the Meeting.

GUARANTY BANCSHARES, INC.
100 West Arkansas
Mount Pleasant, Texas 75455

March 14, 2005

PROXY STATEMENT
FOR
2005 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON TUESDAY, APRIL 19, 2005

VOTING, REVOCABILITY AND SOLICITATION OF PROXIES

          This Proxy Statement is being issued in connection with the solicitation of proxies by the Board of Directors of Guaranty Bancshares, Inc. (the “Company”) for use at the 2005 Annual Meeting of Shareholders of the Company to be held at 100 West Arkansas, Mount Pleasant, Texas, on Tuesday, April 19, 2005, beginning at 2:00 p.m. (local time), and any adjournment thereof (the “Meeting”), for the purposes set forth in this Proxy Statement and the accompanying Notice of 2005 Annual Meeting of Shareholders (“Notice of Meeting”).  This Proxy Statement, the Notice of Meeting and the enclosed form of proxy will first be sent to shareholders on or about March 14, 2005.

Voting of Proxies

          Shares represented at the Meeting by an executed and unrevoked proxy in the form enclosed will be voted in accordance with the instructions contained therein.  If no instructions are given on an executed and returned form of proxy, the proxies intend to vote the shares represented thereby in favor of each of the proposals to be presented to and voted upon by the shareholders as set forth herein.

          The Board of Directors knows of no other matters to be presented at the Meeting.  If any other matter should be presented at the Meeting upon which a vote may be properly taken, shares represented by an executed and unrevoked proxy received by the Board of Directors may be voted with respect thereto in accordance with the judgment of the proxies.  The proxy also confers on the proxies the discretionary authority to vote with respect to any matter presented at the Meeting for which advance notice was not received by the Company in accordance with the Company’s Amended and Restated Bylaws.

Revocability of Proxies

          Any proxy given by a shareholder may be revoked by such shareholder at any time before it is exercised by submitting to the Secretary of the Company a duly executed proxy bearing a later date, delivering to the Secretary of the Company a written notice of revocation, or attending the Meeting and voting in person.  In the event a shareholder’s shares are held in street name, such shareholder must contact his bank or broker to revoke his proxy.

Solicitation

          The cost of this solicitation of proxies is being borne by the Company.  Solicitations will be made only by the use of the mail, except that, if deemed desirable, officers and employees of the Company may solicit proxies by telephone, telegraph or personal calls, without being paid additional compensation for such services.  Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting material to the beneficial owners of the common stock, par value $1.00 per share, of the Company (the “Common Stock”) held of record by such persons, and the Company will reimburse them for their reasonable expenses incurred in connection with such forwarding.

Annual Report

          The Company’s Annual Report to Shareholders, including financial statements, for the year ended December 31, 2004, as filed with the Securities and Exchange Commission, accompanies but does not constitute part of this Proxy Statement.

VOTING SHARES AND VOTING RIGHTS

          Only holders of record of Common Stock at the close of business on February 18, 2005 (the “Record Date”), are entitled to notice of and to vote at the Meeting and any adjournments or postponements thereof.  At that time, there were outstanding 2,912,677 shares of Common Stock, which is the only outstanding class of voting securities of the Company.  A majority of the outstanding shares of Common Stock must be represented at the Meeting in person or by proxy in order to constitute a quorum for the transaction of business.  Abstentions and shares held of record by a broker or nominee that are voted on in any matter are included in determining whether a quorum exists.  Each holder of Common Stock shall have one vote for each share of Common Stock registered on the Record Date, in such holder’s name on the books of the Company.

          The affirmative vote of the holders of a plurality of the outstanding shares of Common Stock represented at the Meeting is required to elect the Class I and Class II nominees to the Board of Directors.  Accordingly, the one Class I and the four Class II nominees receiving the highest number of votes cast by the holders of Common Stock will be elected.  There will be no cumulative voting in the election of directors.  A broker non-vote or a withholding of authority to vote, with respect to one or more nominees for director will not have the effect of a vote against such nominee or nominees.

          The affirmative vote of the holders of a majority of the outstanding shares of Common Stock represented at the Meeting is required to approve the appointment of the auditors.  An abstention will have the effect of a vote against the appointment.  However, a broker non-vote will be deemed shares not present to vote on such matter and will not count as votes for or against the proposal and will not be included in calculating the number of votes necessary for approval of such matter.

          A broker non-vote occurs if a broker or other nominee of shares does not have discretionary authority to vote the shares and has not received voting instructions with respect to a particular matter.  Under the applicable rules, all of the proposals for consideration at the Meeting are considered discretionary items upon which brokers or other nominees may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions.

ELECTION OF DIRECTORS

Election Procedures and Term of Office

          The Board of Directors currently consists of eleven directors.  In accordance with the Company’s Amended and Restated Bylaws, members of the Board of Directors are divided into three classes, Class I, Class II and Class III.  The members of each class are elected for a term of office to expire at the third succeeding annual meeting of shareholders following their election.  However, in January 2005, Kirk Lee was appointed a Class I director upon recommendation of the Nominating Committee to fill a vacancy created by the death of a director.  The term of office of the current Class II directors expires at the Meeting.  The terms of the Class III and Class I directors expire at the annual meeting of shareholders in 2006 and 2007, respectively, except that the board of directors, based on the recommendation of the Company’s Nominating Committee, is recommending that Kirk Lee be nominated for election as a Class I director.  The Board of Directors, based upon the recommendation of the Company’s Nominating Committee, has also nominated Arthur B. Scharlach, Jr., C.A. Hinton, Sr., Gene Watson, and Johnny O. Conroy for re-election as Class II directors at the Meeting.  Messrs. Scharlach, Hinton, Watson and Conroy are currently serving as Class II directors.  The one Class I and four Class II nominees, if elected at the Meeting, will serve until the annual meeting of shareholders in 2007 and 2008, respectively.

          The one Class I and four Class II nominees receiving the affirmative vote of the holders of a plurality of the shares of Common Stock represented at the Meeting will be elected.  Unless the authority to vote for the election of directors is withheld as to one or more of the nominees, all shares of Common Stock represented by proxy will be voted FOR the election of the five nominees.  If the authority to vote for the election of directors is withheld as to one but not all of the nominees, all shares of Common Stock represented by any such proxy will be voted FOR the election of the nominee or nominees, as the case may be, as to whom such authority is not withheld.

          If a nominee becomes unavailable to serve as a director for any reason before the election, the shares represented by proxy will be voted for such other person, if any, as may be designated by the Board of Directors.  The Board of Directors, however, has no reason to believe that any nominee will be unavailable to serve as a director.  All of the nominees have consented to being named herein and to serve if elected.

          Any director vacancy occurring after the election may be filled only by recommendation of the Nominating Committee and by vote of a majority of the remaining directors, even if less than a quorum of the Board of Directors.  A director elected to fill a vacancy will be elected for the unexpired portion of the term of his predecessor in office.

Nominees for Election

          The following table sets forth information with respect to each nominee for election as a director of the Company:

Name	Age	Positions with Company and Guaranty Bond Bank (the “Bank”)

Kirk Lee	43	Class I Director and Sr. Vice President of the Company; Director and Executive Vice President of the Bank

Arthur B. Scharlach, Jr.	65	Class II Director, Chairman of the Board and Chief Executive Officer of the Company; Director, Chairman of the Board and Chief Executive Officer of the Bank

C.A. Hinton, Sr.	81	Class II Director of the Company; Director of the Bank

Gene Watson	68	Class II Director of the Company; Director of the Bank

Johnny O. Conroy	59	Class II Director of the Company; Director of the Bank

          Kirk Lee.  Mr. Lee joined the Bank in 1992 and served as the President of the Paris location until 2002. In January 2002, he was elected Executive Vice President of the Bank and is now in charge of credit administration.  Mr. Lee was also appointed to the Bank’s Board of Directors in 2002.  In January 2005, Mr. Lee was appointed by the board of directors, upon the recommendation of the Nominating Committee, to serve as a Class I director of the Company.

          Arthur B. Scharlach, Jr. Mr. Scharlach is Chairman of the Board and Chief Executive Officer of the Company and Chairman of the Board and Chief Executive Officer of the Bank.  He joined the Bank in 1970 as a Vice President and Loan Officer and was elected to the Bank’s Board of Directors in 1971.  He was elected a Senior Vice President of the Bank in 1974, President in 1979, Chief Operating Officer in 1983 and Chief Executive Officer in 1989.  In 2002 he was elected to Chairman and CEO of the Bank.  He has served as a director of the Company since its inception and as President since 1992 and in 2002 was elected Chief Executive Officer.  In 2004, he was elected Chairman of the Board of the Company.

          C.A. Hinton, Sr. Mr. Hinton has served as a director of the Bank since 1960 and as a director of the Company since its inception in 1980.  Mr. Hinton has been the Chairman of Hinton Production Company in Mount Pleasant, Texas for more than the past five years.  Mr. Hinton serves on the Compensation and Nominating Committees.

          Gene Watson.  Mr. Watson has served as a director of the Bank since 1999 and a director of the Company since 2002.  He had been the Chairman and a director since 1981 of First American Financial Corporation, which was acquired by the Company in September 1999.  Mr. Watson retired from Watson Company Realtors in Sulphur Springs, Texas in 1999.  Mr. Watson serves on the Audit, Compensation and Nominating Committees.

          Johnny O. Conroy.  Mr. Conroy was appointed a director of the Company in May 2004 and has served as a director of the Bank since 2003.  Mr. Conroy has been the Vice President of Conroy Tractor, Inc. for more than the past five years.  Mr. Conroy serves on the Compensation and Nominating Committees.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE FOR ELECTION TO THE BOARD OF DIRECTORS.

CONTINUING DIRECTORS AND EXECUTIVE OFFICERS

          The following table sets forth certain information with respect to the Company’s Class I and Class III directors, whose terms of office do not expire at the Meeting, and certain executive officers of the Company and the Bank (other than Mr. Kirk Lee):

Name	Positions	Age

Tyson T. Abston	Class III Director and President of the Company; Director and President of the Bank	39

Martin Bell	Executive Vice President and Director of the Bank	43

Jonice Crane	Class I Director of the Company; Director of the Bank;	78

Carl Johnson, Jr.	Class I Director of the Company; Director of the Bank	49

Weldon Miller	Class III Director of the Company; Director of the Bank	69

Clifton A. Payne	Class I Director, Sr. Vice President and Chief Financial Officer of the Company; Director, Executive Vice President and Chief Financial Officer of the Bank	47

Bill Priefert	Class III Director of the Company; Director of the Bank	56

          Tyson T. Abston.  Mr. Abston joined the Bank as Senior Vice President in 1997 after serving five years as Executive Vice President of a Northeast Texas bank.  He became President of the Texarkana location in 1997 and then in 1999 transferred to Mount Pleasant and was elected as Executive Vice President of the Bank.  Mr. Abston has served as a director of the Bank since 1999 and a director of the Company since 2002.  In 2002, Mr. Abston was elected President of the Bank and Senior Vice President of the Company.  In 2004, Mr. Abston was elected President of the Company.

          Martin Bell.  Mr. Bell joined the Bank in 2000 and served as the President of the Sulphur Springs location.  In January 2005, he was elected Executive Vice President of the Bank and is administratively in charge of the mortgage division and location presidents.  Mr. Bell was also appointed to the Bank’s Board of Directors in January 2005.

          Jonice Crane. Ms. Crane joined the Bank in 1943 and had 53 years of continuous service until her retirement as an officer of the Bank in 1996.  She served as an Executive Vice President of the Bank from 1971 to 1996 and has served as a director of the Bank since 1971 and a director of the Company since its inception in 1980.  Ms. Crane serves on the Compensation and Nominating Committees.

          Carl Johnson, Jr.  Mr. Johnson was appointed a director of the Company in 2003 and has served as a director of the Bank since 1991.  Mr. Johnson is a Certified Public Accountant and has been a partner of Baker & Johnson, PC for more than the past five years.  Mr. Johnson serves on the Audit Committee.

          Weldon Miller.  Mr. Miller has served as a director of the Company in 1980 and has served as a director of the Bank since 1969.  Mr. Miller has been the President of Everybody’s Furniture Company in Mount Pleasant, Texas for more than the past five years.  Mr. Miller serves on the Audit, Compensation and Nominating Committees.

          Clifton A. Payne. Mr. Payne joined the Bank in 1984 after four years in private practice with a certified public accounting firm.  He became a Vice President of the Bank in 1986 and was elected an Executive Vice President in 1996 and Chief Financial Officer in 1998.  In 1995, Mr. Payne was elected to the Board of Directors of the Company and the Bank.  Mr. Payne is also Senior Vice President and Chief Financial Officer of the Company.

          Bill Priefert.  Mr. Priefert has served as a director of the Bank since 1983 and a director of the Company since 2002.  Mr. Priefert has been President of Priefert Manufacturing, Inc. in Mount Pleasant, Texas for more than the past five years.

          Each officer of the Company is elected by the Board of Directors of the Company and holds office until his successor is duly elected and qualified or until his or her earlier death, resignation or removal.

CORPORATE GOVERNANCE

General

          The Company periodically reviews its corporate governance policies and procedures to ensure that the Company meets the highest standards of ethical conduct, reports financial and other results with accuracy and transparency and is in full compliance with the laws, rules and regulations that govern the Company’s operations.

Meetings of the Board of Directors

          The Board of Directors of the Company held 12 meetings during 2004.  None of the directors attended less than 75% of the aggregate of the (i) total number of meetings of the Board and (ii) total number of meetings held by committees on which each such director served.

Committees of the Board of Directors

          The Board of Directors has three committees, the Audit Committee, the Compensation Committee, and the Nominating Committee, all of which are described below.

Audit Committee

          The primary purpose of the Audit Committee is to provide independent and objective oversight with respect to the Company’s financial reports and other financial information provided to shareholders and others.  The Audit Committee also provides oversight on the Company’s internal control over financial reporting and the Company’s audit, accounting and financial reporting processes.  The Audit Committee reports to the Board of Directors concerning such matters.  The Audit Committee reviews the general scope of the audit conducted by the Company’s independent auditors and matters relating to the Company’s internal control systems.  In performing its function, the Audit Committee meets separately with representatives of the Company’s independent auditors and with representatives of senior management.  During 2004, the Audit Committee held 13 meetings.

          The Audit Committee is comprised of Messrs. Miller (Chairman), Watson and Johnson, each of whom the Board has determined to be an independent director of the Company as defined in The Nasdaq Stock Market, Inc. listing standards.  The Board of Directors has determined that Mr. Johnson has the requisite attributes of an “audit committee financial expert” as defined by SEC regulations and that such attributes were acquired through relevant education and experience, and that each member of the Audit Committee is able to read and understand fundamental financial statements and has substantial business experience and a level of experience and knowledge necessary to meet the “financial sophistication” qualifications under the applicable Nasdaq rules.  Accordingly, the Board has determined that the directors who serve on the Audit Committee have sufficient knowledge and experience to fulfill the duties and obligations of the Audit Committee.

Compensation Committee

          The Compensation Committee is responsible for making recommendations to the Board of Directors with respect to the compensation of the Company’s executive officers and is responsible for the establishment of policies dealing with various compensation and employee benefit matters.  The Compensation Committee also administers the Company’s stock option plan and makes recommendations to the Board of Directors as to option grants to Company and Bank employees under such plan.  During 2004, the Compensation Committee held nine meetings.  The Compensation Committee is comprised of Messrs. Miller (Chairman), Conroy, Hinton, Watson and Ms. Crane, each of whom is an independent director as defined by the listing standards of The Nasdaq Stock Market, Inc.

Nominating Committee

          A Nominating Committee was formed in November of 2004.  The Nominating Committee is responsible for making recommendations to the Board of Directors regarding the membership of the Board, including: (i) recommending to the Board the slate of director nominees for election at the annual meeting of shareholders, or any special meeting of shareholders, if required; (ii) considering, recommending and recruiting candidates to fill any vacancies or new positions on the Board, including candidates that may be recommended by shareholders; (iii) establishing criteria for selecting new directors; and (iv) reviewing the backgrounds and qualifications of possible candidates for director positions.  The Nominating Committee met one time in 2004.  The Nominating Committee is comprised of Messrs. Miller (Chairman), Conroy, Hinton, Watson and Ms. Crane, each of whom is an independent director as defined by the listing standards of The Nasdaq Stock Market, Inc.

Compensation Committee Interlocks and Insider Participation

          During 2004, none of the Company’s executive officers served as (1) a member of a compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Company’s Compensation Committee, (2) a director of another entity, one of whose executive officers served on the Compensation Committee or (3) a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as one of the Company’s directors.  In addition, none of the members of the Compensation Committee (a) was an officer or employee of the Company or any of its subsidiaries in 2004, (b) was for more than the past five years, formerly an officer or employee of the Company or any of its subsidiaries or (c) had any relationship requiring disclosure under “Certain Relationships and Related Transactions.”

Director Nominating Procedures

          The Nominating Committee will consider nominees to serve as directors of the Company and recommends such persons to the Board of Directors.  The Nominating Committee will also consider director candidates recommended by shareholders who appear to be qualified to serve on the Company’s Board of Directors and meet the criteria for nominees considered by the Committee.  The committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the committee does not perceive a need to increase the size of the board.  In order to avoid the unnecessary use of the director’s resources, the committee will consider only those director candidates recommended in accordance with the procedures set forth below.

          Criteria for Director Nominees.  The Nominating Committee has adopted a set of criteria that it considers when it selects individuals to be nominated for election to the Board of Directors.  The Nominating Committee will consider the following criteria in selecting nominees: financial, regulatory and business experience; familiarity with and participation in the Bank’s local communities; independence; integrity, honesty and reputation; dedication to the Company and its shareholders; and any other factors the directors deem relevant, including size of the Board of Directors and regulatory disclosure obligations.  The Nominating Committee may weigh the foregoing criteria differently in different situations, depending on the composition of the Board of Directors at the time.  The Nominating Committee considered these same criteria when they recommended the nominees for election at the 2005 annual meeting of shareholders.

          In addition, prior to nominating an existing director for re-election to the Board of Directors, the Nominating Committee considers and reviews the existing director’s board and committee attendance and performance; length of board service; and experience, skills and contributions that the existing director brings to the board.

          Process for Identifying and Evaluating Director Nominees.  Pursuant to Board resolutions, the Nominating Committee is responsible for the process relating to director nominations, including identifying, interviewing and selecting individuals who may be nominated for election to the Board of Directors. The process that the Nominating Committee intends to follow when they identify and evaluate individuals to be nominated for election to the Board of Directors is as follows:

          Identification. For purposes of identifying nominees for the Board of Directors, the Nominating Committee will rely on personal contacts of the members of the Board of Directors as well as their knowledge of members of the Bank’s local communities.  The Nominating Committee will also consider director candidates recommended by shareholders in accordance with the policy and procedures set forth below in the paragraph titled “Procedures to be Followed by Shareholders”.  The Board has not previously used an independent search firm in identifying nominees.

          Evaluation. In evaluating potential nominees, the Nominating Committee will determine whether the candidate is eligible and qualified for service on the Board of Directors by evaluating the candidate under the selection criteria set forth above.  In addition, for any new independent director nominee, the Nominating Committee intends to conduct a check of the individual’s background and interview the candidate.

          Procedures to be Followed by Shareholders.  To submit a recommendation of a director candidate to the Nominating Committee, a shareholder should submit the following information in writing, addressed to the Chairman of the Board, care of the Corporate Secretary, at the Company’s main office:

1.	The name of the person recommended as a director candidate;

2.

All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended;

3.	The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;

4.

As to the shareholder making the recommendation, the name and address, as they appear on the Company’s books, of such shareholder; provided, however, that if the shareholder is not a registered holder of the Company’s Common Stock, the shareholder should submit his or her name and address along with a current written statement from the record holder of the shares that reflects ownership of the Company’s Common Stock; and

5.	A statement disclosing whether such shareholder is acting with or on behalf of any other person and, if applicable, the identity of such person.

          Any shareholder of the Company may nominate one or more persons for election as a director of the Company at an annual meeting of shareholders if the shareholder complies with the prior notice and information provisions in the Company’s Amended and Restated Bylaws.  In order for a director nomination to be timely, a shareholder’s notice to the Company must be received at the Company’s offices no later than 60 days prior to the date of the scheduled annual meeting.

          Shareholder Communications

          The Company encourages shareholder communications to the Board of Directors and/or individual directors.  Written communications may be made to the Board of Directors or to specific members of the Board by delivering them to the intended addressee, care of the Corporate Secretary, Guaranty Bancshares, Inc., 100 West Arkansas, Mount Pleasant, Texas 75455.

          In addition, the Board of Directors encourages directors to attend the annual meeting of shareholders.  All eleven directors attended the Company’s 2004 annual meeting of shareholders held on April 20, 2004.

          Independent Directors

          The Company’s Board of Directors is currently comprised of eleven directors.  The Board of Directors has determined that the following directors are independent directors under the corporate listing standards of The Nasdaq Stock Market, Inc.: Ms. Crane, Messrs. Conroy, Hinton, Johnson, Miller, Priefert and Watson.

          Director Compensation

          Directors of the Company receive fees for attending Company Board meetings.  Directors who are also employees of the Company or the Bank are paid $250 for each meeting attended, and outside directors are paid $500 for each meeting attended.  The Board of Directors of the Bank also meets monthly.  Directors of the Bank who are also employees of the Bank are paid $450 for each meeting of the Bank’s Board of Directors attended, and outside directors are paid $600 for each meeting attended.  An Executive Committee of the Bank meets weekly and consists of all current members of the Board of Directors of the Company.  Directors who are also employees of the Bank are paid $275 for each Executive Committee meeting attended and outside directors are paid $350 for each Executive Committee meeting attended.

          Code of Ethics

          The Company’s Board of Directors has adopted a Code of Ethics that applies to the Chief Executive Officer and the Chief Financial Officer as well as all officers and all employees of the Company and the Bank.  A copy of the Code of Ethics can be obtained at no charge by making a written request to the Corporate Secretary, Guaranty Bancshares, Inc., 100 W Arkansas St., Mount Pleasant, Texas 75455, or by going to the Company’s website at www.gnty.com.

EXECUTIVE COMPENSATION AND OTHER MATTERS

Summary Compensation Table

          The following table provides certain summary information concerning compensation paid or accrued by the Company to or on behalf of the Company’s Chief Executive Officer and each of the other four most highly compensated executive officers of the Company and the Bank (determined as of the end of the last fiscal year) (“named executive officers”) for each of the three fiscal years ended December 31, 2004:

		Annual Compensation		Securities Underlying Options	All Other Compensation

Name and Principal Position	Year	Salary (1)	Bonus

Arthur B. Scharlach, Jr.	2004	$269,548	$43,746	—	$108,475	(2)
Chairman of the Board and Chief Executive Officer	2003	266,548	64,230	—	139,420
	2002	256,625	68,034	—	131,280
Tyson T. Abston	2004	151,350	31,416	—	14,443	(3)
President	2003	138,125	46,593	5,000	15,810
	2002	123,565	41,361	—	16,194
Clifton A. Payne	2004	127,725	28,941	—	13,370	(4)
Senior Vice President and Chief Financial Officer	2003	125,700	42,955	3,000	15,236
	2002	120,450	45,515	—	16,840
Kirk Lee	2004	110,100	23,745	—	10,804	(5)
Senior Vice President	2003	111,000	34,970	2,500	12,641
	2002	104,292	32,760	1,000	13,381
Martin Bell	2004	100,200	22,040	—	9,486	(6)
Executive Vice President of the Bank	2003	97,083	32,412	2,500	10,619
	2002	97,600	24,415	1,000	11,290

(1)	None of the named executive officers received Other Annual Compensation in excess of the lesser of $50,000 or 10% of that officer’s combined annual salary and bonus for the years indicated.

(2)

Consists of contributions by the Company to the 401(k) Plan of $11,275, $12,500 and $15,000 in 2004, 2003 and 2002, respectively, and the accrual of $97,200, $126,920 and $116,280 in 2004, 2003 and 2002, respectively, in connection with a salary continuation plan.

(3)

Consists of contributions by the Company to the 401(k) Plan of $9,355, $10,722 and $11,655 in 2004, 2003, and 2002, respectively, and the accrual of $5,088, $4,539 and $3,817, in 2004, 2003 and 2002, respectively, in connection with an incentive retirement plan.

(4)

Consists of contributions by the Company to the 401(k) Plan of $8,414, $10,280 and $12,094 in 2004, 2003 and 2002, respectively, and the accrual of $4,956, $4,746, and $4,568 in 2004, 2003 and 2002, respectively, in connection with an incentive retirement plan.

(5)

Consists of contributions by the Company to the 401(k) Plan of $6,724, $8,561 and $9,604 in 2004, 2003 and 2002, respectively, and the accrual of $4,080, $3,780 and $3,440 in 2004, 2003 and 2002, respectively, in connection with an incentive retirement plan.

(6)

Consists of contributions by the Company to the 401(k) Plan of $6,666, $7,907 and $8,708 in 2004, 2003 and 2002, respectively, and the accrual of $2,820, $2,712 and $2,582 in 2004, 2003 and 2002, respectively, in connection with an incentive retirement plan.

Stock Option Plan

          The Company’s Board of Directors and shareholders approved the Guaranty Bancshares, Inc. 1998 Stock Incentive Plan in 1998 (the “1998 Plan”), which authorizes the issuance of up to 1,000,000 shares of Common Stock under both “non-qualified” and “incentive” stock options to employees and “non-qualified” stock options to directors who are not employees.  Generally, under the 1998 Plan it is intended that the options will vest 20% at the end of the first year following the date of grant and an additional 20% at the end of each subsequent year and becoming fully vested at the end of year five.  Options under the 1998 Plan generally must be exercised within eight years following the date of grant or before optionee’s termination with the Company, if earlier.  The 1998 Plan also provides for the granting of restricted stock awards, stock appreciation rights, phantom stock awards and performance awards on substantially similar terms.  The l998 Plan provides that in the event of a change in control of the Company, all options granted immediately vest and become exercisable.  In addition, the 1998 Plan permits the Compensation Committee, which administers the 1998 Plan, discretion in the event of a change in control to modify in certain respects the term of awards under the 1998 Plan, including (i) providing for the payment of cash in lieu of such award, (ii) limiting the time during which an option may be exercised (iii) making adjustments to options to reflect the change in control and (iv) providing that options shall be exercisable for another form of consideration in lieu of the Common Stock pursuant to the terms of the transaction resulting in a change in control.  For the year ended December 31, 2004, 5,000 non-qualified options were granted under the 1998 Plan, 6,000 non-qualified options were cancelled, and 2,200 non-qualified options were exercised, none of which involved the named executive officers.  Options to purchase an additional 854,500 shares are available for issuance under the 1998 Plan.  Certain named executive officers have previously received stock options as indicated below under “Stock Option Exercises and Fiscal Year-End Option Values”.

Option Grants in Last Fiscal Year

          There were no option grants to any of the named executive officers during the year ended December 31, 2004.

Stock Option Exercises and Fiscal Year-End Option Values

          The following table sets forth certain information concerning the number and value of unexercised options held by each of the named executive officers at December 31, 2004.  No stock options were exercised by any of the named executive officers during 2004.

	Number of Shares Acquired on Exercise	Dollar Value Realized	Number of Securities Underlying Unexercised Options at December 31, 2004		Value of Unexercised In-The-Money Options at December 31, 2004(1)

Name			Exercisable	Unexercisable	Exercisable	Unexercisable

Arthur B. Scharlach, Jr.	—	—	16,000	4,000	$348,800	$87,200
Tyson T. Abston	—	—	9,000	6,000	196,200	130,800
Clifton A. Payne	—	—	8,600	4,400	187,480	95,920
Kirk Lee	—	—	6,900	4,100	150,420	89,380
Martin Bell	—	—	4,900	3,600	106,820	78,480

(1)

The value of the unexercised options is based on the difference between the exercise price and the closing price of the Company common stock reported on the Nasdaq Stock Market on December 31, 2004 of $21.80.

Bonus Plan

          The Company has established an incentive compensation program (the “Bonus Plan”) for directors, officers, including executive officers, and employees of the Company and the Bank.  The Bonus Plan provides for a bonus pool in an amount based on a graduated percentage of the Bank’s return on equity.  For the year ended December 31, 2004, the bonus pool would be funded with 8.0% of after-tax income based upon the Bank achieving a return on equity of 9.30%.  The bonus pool increases to a maximum of 11.75% of after-tax income if the Bank achieved a return on equity of 13.68% or greater.  The Bank’s return on equity for the year ended December 31, 2004 was 10.95% and the bonus pool was funded with 8.4% of after-tax income.  The percent of after-tax income used to fund the bonus pool and the minimum return on equity requirements are determined annually by the Board of Directors based on the Company’s and the Bank’s budget for that year.  Allocation of the bonus pool is at the discretion of the Board of Director’s and is generally based upon management’s recommendations regarding an employee’s merit.  The bonus pool was $472,000, $667,000, and $874,000 for the year ended December 31, 2004, 2003 and 2002, respectively.

Benefit Plans

          Employee Stock Ownership Plan.  Effective January 1, 1992, the Board of Directors of the Company voted to restate the existing 401(k) profit sharing (defined contribution) plan as an Employee Stock Ownership Plan (with 401(k) provisions) (“401(k) Plan”).  The 401(k) Plan covers substantially all employees of the Company and five persons, four of whom are members of the Company’s Board of Directors, serve as trustees.  The 401(k) Plan calls for an employer matching contribution on behalf of each 401(k) Plan participant of up to 4.0% of such participant’s qualified compensation.  At December 3l, 2004, the book value of 401(k) Plan assets was approximately $7.8 million, with an approximate market value of $14.9 million.  Contributions to the 401(k) Plan to expenses are as follows:

	Years Ended December 31,

	2004	2003	2002

401(k) plan expense	$368,000	$410,000	$462,000

          Supplemental Retirement Plan.  In l992, the Company established a non-qualified, non-contributory retirement plan for the Company’s then Chairman, Bill G. Jones, who retired from the Bank in 1996.  The plan generally provides benefits for a ten-year period, sum certain, from the date of retirement, an amount combined with the Bank’s retirement plan and certain social security benefits to aggregate a predetermined percentage of Mr. Jones’ average salary over the five year period immediately prior to his retirement.  The recorded accrued liability with respect to this plan accrues an annual interest rate of 9%.  Mr. Jones died in May 2004.  Accordingly, the Company pays to Mr. Jones’ designated beneficiary $35,326 each year, until December 2006, with respect to this plan without withholding any social security tax from such amount.  Plan expenses are as follows:

	Years Ended December 31,

	2004	2003	2002

Supplemental retirement plan expense	$7,000	$9,000	$11,000

          Executive Incentive Retirement Plan.  In 1998, the Company established a non-qualified, non-contributory incentive retirement plan for certain executive officers of the Company and the Bank.  The plan provides retirement benefits in amounts based on a selected percentage of salary, which varies depending upon each officer’s responsibility and longevity with the Company or the Bank.  Accordingly, an executive officer’s bonus as listed in the Summary Compensation Table is not used in calculating this benefit.  The percentage of salary which is contributed to the retirement plan by the Company is determined by the performance of the Company, however, no contribution to this plan is made in any given year in which the Company’s earnings fail to meet the minimum targeted performance goal for that year.  The executive officers pay social security tax on this benefit on an annual basis.  The plan is non-funded.  Plan expenses are as follows:

	Years Ended December 31,

	2004	2003	2002

Executive incentive retirement plan expense	$68,000	$51,000	$50,000

          Salary Continuation Plan.  In August 1998, the Company established a non-qualified, non-contributory salary continuation plan for the Company’s then President and CEO Arthur B. Scharlach, Jr.  Mr. Scharlach is now the Company’s Chairman of the Board and Chief Executive Officer.  The plan is designed to provide benefits over a ten-year period equal to approximately 75% of Mr. Scharlach’s projected compensation at retirement as adjusted for amounts payable under the Company’s retirement plan and certain social security benefits.  Mr. Scharlach pays social security tax on this benefit on an annual basis.  The plan is non-funded.  Plan expenses are as follows:

	Years Ended December 31,

	2004	2003	2002

Salary continuation plan expense	$97,200	$127,000	$116,000

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

          The following is a report from the Compensation Committee of the Board of Directors describing the policies pursuant to which compensation is paid to executive officers of the Company during 2004.

          The Compensation Committee of the Board of Directors is responsible for developing and making recommendations to the Board with respect to the Company’s executive compensation policies.  Weldon Miller (Chairman), Johnny Conroy, C.A. Hinton, Sr., Gene Watson, and Jonice Crane, each of whom is an independent director, as defined in Rule 4200(a)(15) of the Nasdaq Stock Market, Inc. listing standards, serve on the Compensation Committee.  This report describes the components of the Company’s executive officer compensation program and the basis for which the annual compensation amounts were derived by the Compensation Committee with respect to the executive officers of the Company and the Bank, including the named executive officers.

Compensation Philosophy

          The Compensation Committee seeks to attract executive talent by offering competitive base salaries, annual performance incentive opportunities, and the potential for long-term rewards under the Company’s stock incentive plan.  The Company believes that compensation of its executive officers should enhance and reinforce the goals of the Company for profitable growth and continuation of a sound overall condition by providing key employees with additional financial rewards for the attainment of such growth and stable financial and operating conditions.  The Compensation Committee believes that these goals are best supported by rewarding individuals for outstanding contributions to the Company’s success and by compensating its executive officers competitively with the compensation of similarly situated executive officers.

Base Salary

          The base salary level for each executive officer is determined by taking into account individual experience, individual performance, individual potential, cost of living consideration and specific issues particular to the Company.  Base salary level for executive officers of selected banks and bank holding companies of similar size are taken into consideration in setting an appropriate base salary for the named executive officers of the Company.  For purposes of the stock price performance graph, which appears later in this proxy statement, the Company has selected the Nasdaq Composite, and the SNL Southwest Bank Index.  However, in selecting companies to survey for such comparison purposes, the Compensation Committee considers many factors not directly associated with stock price performance, such as geographic location, growth rate, annual revenue, profitability, and market capitalization.  For this reason, the number of companies surveyed for compensation data was substantially less than the number of companies included in the stock price performance graph.  The base salary established for each named executive officer is considered by the Compensation Committee to be competitive and reasonable.

          The Compensation Committee monitors the base salary levels and the various incentives of the named executive officers of the Company to ensure that overall compensation is consistent with the Company’s objectives and remains competitive within the area of the Company’s operations.  In setting the goals and measuring an executive’s performance against those goals, the Company considers the performance of its competitors and general economic and market conditions.  None of the factors included in the Company’s strategic and business goals are assigned a specific weight.  Instead, the Compensation Committee recognizes that the relative importance of these factors may change in order to adapt the Company’s operations to specific business challenges and to reflect changing economic and marketplace conditions.

Bonus Plan

          In addition to the base salary, the Company’s Bonus Plan allows certain officers, including the named executive officers of the Company, to receive incentive compensation, which is based on individual as well as Company performance.  For the year ended December 31, 2004, bonuses were earned on the basis of the following factors: (i) the Company’s net earnings targets established for each six month period; and (ii) the Company’s achievement of certain established goals and objectives for the year.  The aggregate amount of bonuses awarded to all eligible participants is based on the funding of the bonus pool, which for the year ended December 31, 2004, was 8.4% of after-tax income.  The bonus pool is allocated among eligible participants, including the named executive officers of the Company, based on a number of factors including level of responsibility and individual performance.

Contributory Profit Sharing Plan

          Each of the named executive officers is a participant in the Company’s 401(k) Plan established pursuant to Internal Revenue Code Section 401(k) covering substantially all employees.  The Company matches employee contributions to this plan up to 4% of the employee’s qualified compensation.  In addition, in 2004 the Company made a profit sharing contribution of 1.50% of employee’s qualified compensation.

Incentive Stock Options

          Stock options have been the Company’s primary form of long-term incentive compensation.  Each of the named executive officers and other senior officers of the Company and the Bank are eligible to participate in the Company’s 1998 Plan.  During the year ended December 31, 2004, there were 5,000 non-qualified stock options granted, none of which were granted to the named executive officers.

Executive Incentive Retirement Plan and Salary Continuation Plan

          In 1998, the Company established the Executive Incentive Retirement Plan, which is a non-qualified, non-contributing, non-funded plan designed to provide retirement benefits to the participants.  Each of the named executive officers, except for Arthur B. Scharlach, Jr., and other senior officers of the Company are eligible participants in the plan.  Also in 1998 the Company established a Salary Continuation Plan for Mr. Scharlach.  The Salary Continuation Plan provides benefits over a ten-year period equal to approximately 75% of Mr. Scharlach’s projected compensation at retirement.

2004 Compensation of the Chairman and Chief Executive Officer

          In reviewing the 2004 compensation of the Company’s Chairman of the Board and Chief Executive Officer, Arthur B. Scharlach, Jr., the Compensation Committee reviewed all components of his compensation, including base salary, bonus, long-term incentive compensation, accumulated realized and unrealized stock options, and the actual projected payout obligations under the Company’s Salary Continuation Plan.  A tally sheet setting forth all the above components was prepared and reviewed.  In addition, the Compensation Committee reviewed his compensation history, and the executive compensation salary survey data.

          Base Salary.  For comparative compensation purposes for the year 2004, the Compensation Committee utilized salary survey data provided by the Federal Reserve Bank of Dallas that identified a peer group of banks.  The base salary for Mr. Scharlach was determined by taking into account individual experiences, individual performance, cost of living consideration and specific issues particular to the Company.  There is no specific weight given to any of these factors.  The compensation level for Mr. Scharlach for the year 2004 is within the range as other Chief Executive Officers holding comparable positions at peer group banks, based on the published 2003 market data for those banks.

          Actual Compensation.  Upon recommendation by the Compensation Committee, the Board of Directors set Mr. Scharlach’s salary for 2004 at $269,548.  In addition to his base salary, Mr. Scharlach participates in the Company’s Bonus Plan, and in 2004, earned a bonus of $43,746 resulting in approximately 16% of his annual compensation.  The amount contributed by the Company to the 401(k) Plan in fiscal year 2004 for the benefit of Mr. Scharlach was $11,275.  During 2004, the Company accrued approximately $97,200 for the benefit of Mr. Scharlach pursuant to a salary continuation plan.  Mr. Scharlach does not participate in the Company’s Executive Incentive Retirement Plan.  Based on their review, the Compensation Committee believes that Mr. Scharlach’s total compensation in the aggregate is reasonable and competitive and not excessive.

The Compensation Committee

Weldon Miller, Chairman
Johnny Conroy
C. A. Hinton, Sr.
Jonice Crane
Gene Watson

INTERESTS OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

          Many of the directors, executive officers and principal shareholders of the Company (i.e., those who own 10% or more of the Common Stock) and their associates, which include corporations, partnerships and other organizations in which they are officers or partners or in which they and their immediate families have at least a 5% interest, are customers of the Bank.  During 2004, the Bank made loans in the ordinary course of business to many of the directors, executive officers and principal shareholders of the Company and their associates, all of which were on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons unaffiliated with the Company and did not involve more than the normal risk of collectability or present other unfavorable features.  Loans to directors, executive officers and principal shareholders of the Company are subject to limitations contained in the Federal Reserve Act the principal effect of which is to require that extensions of credit by the Bank to executive officers, directors and principal shareholders and their affiliates satisfy the foregoing standards.  As of December 31, 2004, all of such loans aggregated $22.7 million, which was approximately 48.9% of the Company’s Tier I capital at such date.  The Company expects the Bank to continue to enter into such transactions, or transactions on a similar basis, with the directors, executive officers and principal shareholders of the Company and the Bank and their associates in the future.

BENEFICIAL OWNERSHIP OF COMMON STOCK BY
MANAGEMENT OF THE COMPANY AND PRINCIPAL SHAREHOLDERS

          The following table sets forth certain information regarding the beneficial ownership of the Company Common Stock as of February 18, 2005, by all (i) directors, (ii) named executive officers, (iii) each person who is known by the Company to own beneficially 5% or more of the Common Stock and (iv) all directors and executive officers as a group.  Unless otherwise indicated, based on information furnished by such shareholders, management of the Company believes that each person has sole voting and dispositive power over the shares indicated as owned by such person and the address of each shareholder is the same as the address of the Company.

Name	Number of Shares		Percentage Beneficially Owned (1)

Tyson T. Abston	28,405	(2)	*
Martin Bell	10,295	(3)	*
Johnny Conroy	63,675		2.19%
Jonice Crane	97,692	(4)	3.35%
Guaranty Bancshares, Inc. Employee
Stock Ownership Plan (with 401 (k) provisions)	511,730	(5)	17.57%
C. A. Hinton, Sr	179,676	(6)	6.17%
Carl Johnson, Jr.	11,666		*
Estate of Bill G. Jones	351,430	(8)	12.07%
Kirk Lee.	37,820	(7)	1.29%
Weldon Miller	225,172	(9)	7.73%
Clifton A. Payne	47,632	(10)	1.63%
Bill Priefert	54,388	(11)	1.87%
Arthur B. Scharlach, Jr.	155,917	(12)	5.32%
Gene Watson.	49,280		1.69%
Directors and Executive Officers as a Group	961,618		32.36%

*	Indicates ownership which does not exceed 1.0%.

(1)

The percentage beneficially owned was calculated based on 2,912,677 shares of Common Stock issued and outstanding as of February 18, 2005.  The percentage assumes the exercise by the shareholder or group named in each row of all options for the purchase of Common Stock held by such shareholder or group and exercisable within 60 days.

(2)

Includes 6,000 shares held of record by the Tyson Abston IRA, 10,405 shares held of record by the Company’s 401(k) Plan, over which Mr. Abston has investment control and 12,000 shares which may be acquired pursuant to the exercise of fully vested stock options.

(3)

Includes 3,595 shares held of record by the Company’s 401(k) Plan, over which Mr. Bell has investment control, and 6,600 shares which may be acquired pursuant to the exercise of fully vested stock options.

(4)	Includes 3,500 shares held of record by the Jonice Crane IRA and 1,715 shares held of record by Ms. Crane’s husband.

(5)

A total of 156,314 shares held by the 401(k) Plan for the benefit of the directors and executive officers are also included in the number of shares reported in this table to be owned by each director or executive officer in his individual capacity.

(6)	Includes 2,884 shares held of record by the Charles A. Hinton IRA.

(7)

Includes 1,880 shares held of record by the Kirk Lee IRA, 24,048 shares held of record by the Company’s 401(k) Plan, over which Mr. Lee has investment control, and 9,100 shares which may be acquired pursuant to the exercise of fully vested stock options.

(8)

Includes 22,827 shares held of record by the Bill G. Jones IRA Rollover, 161 shares held of record by Mr. Jones’ wife’s IRA and 16,236 shares held of record by the Company’s 401(k) Plan, over which the Estate of Mr. Jones has investment control.

(9)

Includes 8,463 shares held of record by Everybody’s Furniture Company, of which Mr. Miller is the President, 38,957 shares held of record by the Everybody’s Furniture Company Profit Sharing Plan & Trust of which Mr. Miller is the trustee, 865 shares held of record by the Weldon Miller IRA and 865 shares of held of record by Mr. Miller’s wife’s IRA.

(10)

Includes 30,645 shares held of record by the Company’s 401(k) Plan, over which Mr. Payne has investment control, and 11,200 shares which may be acquired pursuant to the exercise of fully vested stock options.

(11)	Includes 44,441 shares held of record by the Priefert Retirement Trust, of which Mr. Priefert is the trustee.

(12)

Includes 10,338 shares held of record by the Arthur B. Scharlach, Jr. IRA, 34,041 shares held of record by Mr. Scharlach’s wife, 71,385 shares held of record by the Company’s 401(k) Plan, over which Mr. Scharlach has investment control, and 20,000 shares which may be acquired pursuant to the exercise of fully vested stock options.

PERFORMANCE GRAPH

          The following Performance Graph compares the cumulative total shareholder return on the Company’s Common Stock for the five-year period from December 31, 1999 to December 31, 2004, with the cumulative total return of the Nasdaq Composite (“Nasdaq”) and the SNL Southwest Bank Index (“SNL”) for the same period.  Dividend reinvestment has been assumed. The Performance Graph assumes $100 invested on December 3l, 1999 in the Company’s Common Stock, the Nasdaq and the SNL.  The historical stock price performance for the Company’s Common Stock shown on the graph below is not necessarily indicative of future stock performance.

Composite of Cumulative Total Return
Guaranty Bancshares, Inc.,
Nasdaq Composite and the SNL Southwest Bank Index

Guaranty Bancshares, Inc.

	Period Ending

Index	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04

Guaranty Bancshares, Inc.	100.00	120.14	145.51	183.89	239.72	259.31
Nasdaq Composite	100.00	60.82	48.16	33.11	49.93	54.49
SNL Southwest Bank Index	100.00	108.35	113.00	117.19	159.17	193.22

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Section 16(a) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) requires the Company’s directors and executive officers and persons who own more than 10% of the outstanding Common Stock to file initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company with the Securities and Exchange Commission (the “Commission”).  Such persons are required by Commission regulations to provide the Company with copies of all Section 16 (a) forms they file.

          To the Company’s knowledge, based solely on review of the copies of such reports furnished to it and representations from certain reporting persons that they have complied with the applicable filing requirements, the Company believes that during the year ended December 31, 2004, all Section 16(a) reporting requirements applicable to its officers, directors and greater than 10% shareholders were complied with and all required reports have been filed with the Commission except that Martin Bell filed a late Form 3 to report his beneficial ownership of securities due to a delay in obtaining his Edgar access codes and Arthur B. Scharlach, Jr. file a late Form 4 to report one transaction.  The required reports have been filed with the Commission.

REPORT OF THE AUDIT COMMITTEE

          The following Report of the Audit Committee should not be deemed “soliciting materials,” filed with the Commission, subject to Regulation 14A or 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or subject to the liabilities of section 18 of the Exchange Act.  Accordingly, notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933 or the Exchange Act that might incorporate this Proxy Statement or future filings with the Securities and Exchange Commission, in whole or in part, this report should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Exchange Act, except to the extent the Company specifically incorporates it by reference in such filing.

          All of the members of the Audit Committee are independent (as independence is defined in Rule 4200(a)(15) of the Nasdaq Stock Market’s listing standards).  During 2004, the Audit Committee met 13 times.

          In discharging its responsibility for oversight of the audit process, the Audit Committee obtained from the independent auditors, McGladrey & Pullen, LLP a formal written statement describing any relationships between the auditors and the Company that might bear on the auditors’ independence consistent with the Independent Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” discussed with the auditors any relationships (including the tax return preparation services provided to the Company) that might impact the auditors’ objectivity and independence and satisfied itself as to the auditors’ independence.

          The Audit Committee discussed and reviewed with the independent auditors the communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 90, as amended, “Communication with Audit Committees” and discussed and reviewed the results of the independent auditors’ examination of the financial statements for the year ended December 31, 2004.

          The Audit Committee reviewed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2004, with management and the independent auditors.  Management has the responsibility for preparation of the Company’s financial statements and the independent auditors have the responsibility for examination of those statements.

          Based upon the above-mentioned review and discussions with management and the independent auditors, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2004, for filing with the Securities Exchange Commission.

The Audit Committee

Weldon Miller, Chairman
Carl Johnson, Jr.
Gene Watson

PROPOSAL TO RATIFY APPOINTMENT OF INDEPENDENT AUDITORS

General

          The Audit Committee has appointed McGladrey & Pullen, LLP as the independent auditors of the books and accounts of the Company for the year ending December 31, 2005.  McGladrey & Pullen, LLP has served as the Company’s independent audit firm for the past four years.

          At the Meeting, the shareholders will be asked to consider and act upon a proposal to ratify the appointment of McGladrey & Pullen, LLP.  The ratification of such appointment will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote and present in person or represented by proxy at the Meeting.  Representatives of McGladrey & Pullen, LLP will not be present at the Meeting.

          Shareholder ratification of the selection of McGladrey & Pullen, LLP as the Company’s independent auditors for the 2005 fiscal year is not required by the Company’s bylaws, state law or otherwise.  However, the Board of Directors is submitting the selection of McGladrey & Pullen, LLP to the Company’s shareholders for ratification as a matter of good corporate practice.  If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain McGladrey & Pullen, LLP.  Even if the selection of McGladrey & Pullen, LLP is ratified, the Audit Committee may, in their discretion, direct the appointment of different independent auditors at any time during the 2005 fiscal year if they determine that such a change would be in the best interests of the Company and its shareholders.

Principal Accounting Firm Fees

          The following table sets forth the fees billed to the Company for the fiscal years ending December 31, 2004 and 2003 by McGladrey & Pullen, LLP and its associated entity RSM McGladrey, Inc.:

	2004	2003

Audit fees	$70,000	$70,000
Audit related fees (1)	18,000	10,000
Tax fees (2)	12,250	12,250
All other fees	—	—

Total fees	$100,250	$92,250

(1)	Consists of assurance and related fees reasonably related to the audit or review of financial statements

(2)	Consists of fees billed for tax filing and tax related compliance

          For 2004, the Audit Committee approved 100% of all audit and permitted non-audit services, including the fees and terms of those services to be performed for the Company by its independent auditor prior to engagement.  The Audit Committee has considered and determined that the tax return preparation services provided by McGladrey & Pullen, LLP is compatible with maintaining their independence as the independent auditors of the Company.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY SUCH APPOINTMENT OF MCGLADREY & PULLEN, LLP.

DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS
FOR THE 2006 ANNUAL MEETING

          In order for shareholder proposals submitted pursuant to Rule 14a-8 of the Exchange Act to be presented at the Company’s 2006 Annual Meeting of Shareholders and to be included in the Company’s proxy statement and form of proxy relating to such meeting, such proposals must comply with Rule 14a-8 and be submitted to the Secretary of the Company at the Company’s principal executive offices not later than November l0, 2005. Shareholder proposals should be submitted to the Secretary of the Company at 100 West Arkansas, Mount Pleasant, Texas 75455.  A shareholder choosing not to use the procedures established in Commission Rule 14a-8 to submit a proposal for action at the Company’s 2006 Annual Meeting of Shareholders must deliver the proposal to the Secretary of the Company not later than the close of business on February 17, 2006.

          In addition, the Company’s Amended and Restated Bylaws provide that only such business which is properly brought before a shareholder meeting will be conducted.  For business to be properly brought before a meeting or nominations of persons for election to the Board of Directors to be properly made at a meeting by a shareholder, notice must be received by the Secretary of the Company at the Company’s principal executive offices no later than the close of business on the 60th day prior to the meeting.  Such notice must also provide certain information set forth in the Amended and Restated Bylaws.  A copy of the Amended and Restated Bylaws may be obtained upon written request to the Secretary of the Company.

OTHER MATTERS

          The Board of Directors does not intend to bring any other matter before the Meeting.  Additionally, no shareholder of the Company has complied with the advance notice provisions contained in the Company’s Bylaws, which preclude the bringing of matters before a meeting of shareholders unless such provisions are complied with.  Accordingly, no other matter is expected to be brought before the Meeting.  However, if any other matter does properly come before the Meeting, the proxies will be voted in accordance with the discretion of the person or persons voting the proxies.

          You are cordially invited to attend the Meeting.  Regardless of whether you plan to attend the Meeting, you are urged to complete, date, sign and return the enclosed proxy in the accompanying envelope at your earliest convenience.

By order of the Board of Directors,

Arthur B. Scharlach, Jr.
Chairman of the Board & CEO

GUARANTY BANCSHARES, INC.
100 WEST ARKANSAS
P.O. BOX 1158
MOUNT PLEASANT, TEXAS 75455

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Guaranty Bancshares, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

YOUR VOTE IS IMPORTANT.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: GRNTY1 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

GUARANTY BANCSHARES, INC.

This proxy is solicited on behalf of the Board of Directors of the Company and will be voted FOR the following proposals and to transact such other business as may properly come before the meeting or any adjournment thereof, unless otherwise indicated.

	For All	Withhold All	For All Except
1. ELECTION OF DIRECTORS Election of one Class I director to serve until the 2007 Annual Meeting of Shareholders and election of four Class II directors to serve until the 2008 Annual Meeting of Shareholders and each until their successors are duly elected and qualified	0	0	0

To withhold authority to vote, mark "For All Except" and write the nominee's number on the line below.

Nominee for Class I:
01) Kirk Lee

Nominees for Class II:
02) Arthur B. Scharlach, Jr., 03) C. A. Hinton, Sr., 04) Gene Watson, 05) Johnny O. Conroy

Vote On Proposal	For	Against	Abstain
2. RATIFICATION OF THE APPOINTMENT OF McGladrey & Pullen, LLP as the independent auditors of the books and accounts of the Company for the year ending December 31, 2005	0	0	0

Please sign your name exactly as it is shown. If shares are held jointly, all joint owners should sign. If shares are held by a corporation, please sign the full corporate name by any authorized corporate officer. If shares are held by a partnership, please sign the full partnership name by an authorized person. If you are signing as attorney, executor, administrator, trustee or guardian, please set forth your full title as such.

	Yes	No
HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household	0	0

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

GUARANTY BANCSHARES, INC.

Annual Meeting of Shareholders to be Held on Tuesday, April 19, 2005
This Proxy is Solicited on Behalf of the Board of Directors.

The 2005 Annual Meeting of Shareholders of Guaranty Bancshares, Inc. (the "Company") will be held at 100 West Arkansas, Mount Pleasant, Texas, on Tuesday, April 19, 2005, beginning at 2:00 p.m. (local time). The undersigned hereby acknowledges timely receipt of the related Notice of the 2005 Annual Meeting of Shareholders and Proxy Statement accompanying this proxy.

The undersigned hereby appoints Arthur B. Scharlach, Jr. and Tyson Abston and each of them, proxies for the undersigned, with full power of substitution, to vote as proxy all shares of Common Stock, par value $1.00 per share, of the Company owned of record by the undersigned and otherwise to act on behalf of the undersigned at the Annual Meeting of Shareholders and any adjournment thereof in accordance with the directions set forth herein and with discretionary authority with respect to such matters, as may properly come before such meeting or any adjournment thereof, including any matters presented by a shareholder at such meeting for which advance notice was not received by the Company in accordance with its Bylaws.

This proxy is solicited by the Board of Directors and will be voted in accordance with the undersigned's directions set forth herein. If no direction is made, this proxy will be voted FOR the election of all nominees for director named herein to serve on the Board of Directors and FOR the ratification of the appointment of McGladrey & Pullen, LLP as the independent auditors of the books and accounts of the Company for the year ending December 31, 2005. If any other matter is properly presented at the Meeting or any adjournment thereof, the Proxy will be voted in accordance with the judgement of the persons appointed as proxies.

IMPORTANT – This Proxy must be signed and dated on the reverse side.
(Continued and to be voted on reverse side.)